Consent of Independent Auditors



We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Statements" in each of the Prospectuses in Part A and in Part B and to the incorporation by reference in Part B of our report dated January 23, 2001 on the financial statements and the financial highlights of Principal Variable
Contracts Fund, Inc. in this Post Effective Amendment No. 49 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 02-35570) and related Prospectuses of Principal Variable Contracts Fund, Inc.


/s/ERNST & YOUNG LLP


Des Moines, Iowa
April 26, 2001